                                                                    EXHIBIT 10.2

                              JEFFERIES GROUP, INC.
                        2003 INCENTIVE COMPENSATION PLAN

                           RESTRICTED STOCK AGREEMENT

      AGREEMENT dated as of [Date] (the "Grant Date"), between JEFFERIES GROUP, INC., a Delaware corporation (the "Company"), and [Name] ("Employee").

      WHEREAS, the Compensation Committee of the Board of Directors (the "Committee") has determined that the Company shall make a grant of Restricted Stock to Employee under the Company's 2003 Incentive Compensation Plan (the "2003 Plan"), in furtherance of the purposes of the 2003 Plan and in recognition of Employee's service as an employee of the Company and/or its subsidiaries; and

      WHEREAS, the Company desires to confirm the grant of Restricted Stock, and to set forth the terms and conditions of such grant, and Employee desires to accept such grant and agree to the terms and conditions thereof, as set forth in this Restricted Stock Agreement (the "Agreement").

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

      1. GRANT OF RESTRICTED STOCK. The Company hereby confirms the grant, under the 2003 Plan, to Employee on the Grant Date set forth above of [# of shares] shares of Restricted Stock (the "Restricted Stock"). The Restricted Stock is subject to all of the terms and conditions set forth in this Agreement, including the restrictions set forth in Section 3. The Company shall issue in the name of Employee, as promptly as practicable, one or more certificates representing the shares of Common Stock, $.0001 par value ("Common Stock"), granted as Restricted Stock or shall instruct its transfer agent to issue Restricted Stock which shall be maintained in "book entry" form on the books of the transfer agent. The Restricted Stock shall bear the restrictive legend and be subject to the other terms set forth in Section 3. For purposes of this Agreement, [[the] / [each tranche of shares of]] Common Stock will remain Restricted Stock until the expiration of the Restrictions (as defined in Section
3) [[or] / [on such tranche or the]] forfeiture of the Restricted Stock, without regard to extraordinary transactions which may affect the Common Stock except as may be otherwise provided under the 2003 Plan and determinations of the Committee thereunder.

      2. INCORPORATION OF 2003 PLAN BY REFERENCE. The Restricted Stock has been granted to Employee under the 2003 Plan. The 2003 Plan and information regarding the 2003 Plan, including documents that constitute the "Prospectus" for the 2003 Plan under the Securities Act of 1933, can be viewed and printed out from the Company's secure Intranet website, www.corp.jefco.com (go to PeopleNet, then to Plan Documents). All of the terms, conditions, and other provisions of the 2003 Plan are hereby incorporated by reference into this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the 2003 Plan. If there is any conflict between the provisions of this Agreement and the provisions of the 2003 Plan, the provisions of the 2003 Plan shall govern. Employee hereby acknowledges that the 2003 Plan and information regarding the 2003 Plan has been made readily available to him and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), rules and regulations adopted from time to time thereunder, and by all decisions and determinations of the Committee made from time to time thereunder.

      3. RESTRICTIONS ON RESTRICTED STOCK AND RELATED TERMS.

            (a) Restrictions Generally. Until they expire in accordance with
Section 3(b), the following restrictions (the "Restrictions") shall apply to the Restricted Stock: (1) the Restricted Stock shall be subject to a risk of forfeiture as set forth in Section 3(b) (the "Risk of Forfeiture"), and (2) Employee shall not sell, transfer, assign, pledge, margin, or otherwise encumber or dispose of the Restricted Stock (except for transfers and forfeitures to the Company). Upon issuance of certificates or the transfer agent making the appropriate entry on its books representing the Restricted Stock in the name of Employee, which shall occur as promptly as practicable after the Grant Date, Employee shall be entitled to receive dividends on the Restricted Stock as provided in Section 3(e), shall be entitled to vote Restricted Stock on any matter submitted to a vote of holders of Common Stock, and shall have all other rights in connection with such Restricted Stock as would a holder of Common Stock except as otherwise expressly provided under this Section 3, and subject to the Committee's authority (including authority to make adjustments to Awards) under the 2003 Plan.

            (b) Risk of Forfeiture and Expiration Thereof. Unless otherwise determined by the Committee, if for any reason Employee's employment by the Company or a subsidiary terminates prior to the expiration of the Restrictions, and immediately thereafter Employee is not employed by the Company or any direct or indirect subsidiary of Company ("Termination"), except as set forth below, [[any] / [all]] Restricted Stock as to which the Restrictions have not expired at or before the time of such Termination (and any related property resulting from Section 3(e)(iii)) shall be forfeited at the time of such Termination and automatically repurchased by the Company upon the payment by the Company of $1.00 in the aggregate for the repurchase of all such Restricted Stock (and related property). Except as otherwise specifically set forth herein, the Restrictions shall expire as to [[all]] / [vesting schedule]] of the shares of Restricted Stock (and any related property) on [vesting schedule] ("Vesting Date").

      (i) Death or Disability. If such Termination is by reason of Employee's death or Disability (as defined below), then such forfeiture and automatic repurchase shall not occur, and the Restrictions as to all of the shares of Restricted Stock shall immediately expire upon such Termination.

      (ii) Retirement. If such Termination is by reason of Employee's Retirement, and provided that (x) the Employee has provided a minimum of five years of service to the Company or any of its affiliates and reached Retirement Age and (y) the Employee executes a settlement agreement and release in such form as may be requested by the Company, Restricted Stock not presently vested shall not then be forfeited, but thereafter shall be forfeited if there occurs a Forfeiture Event prior to any Vesting Date for such Restricted Stock.

      (iii) Involuntary Termination by the Company not for Cause. In the event of an involuntary Termination of Employment by the Company not for Cause, provided that the Employee executes a settlement agreement and release in such form as may be requested by the Company, Restricted Stock not previously vested shall not then be forfeited, but thereafter shall be forfeited if there occurs a Forfeiture Event prior to the Vesting Date for such Restricted Stock.

      (iv) Termination by Employee for any reason or Termination by the Company for Cause. In the event of Employee's Termination of Employment by Employee for any reason or by the Company for Cause, the portion of the then-outstanding Restricted Stock not vested at the date of termination will be forfeited, and the portion of the then-outstanding Restricted Stock that is vested and non-forfeitable at the date of Termination will be settled as promptly as practicable thereafter (if it had not previously been settled).

            (c) Certain Definitions. The following definitions apply for purposes of this Agreement:

      (i)   "Cause" means Employee's:

            Neglect, failure or refusal to timely perform the duties of Employee's employment (other than by reason of a physical or mental illness or impairment), or Employee's gross negligence in the performance of his or her duties;

            Material breach of any agreements, covenants and representations made in any employment agreement or other agreement with the Company or any of its subsidiaries or affiliates or violation of internal policies or procedures as are in effect as of the date such action is taken, including but not limited to the Company's Code of Ethics and Standards of Employee Conduct, as amended from time to time;

            Violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to Employee, the Company, its subsidiaries or affiliates or any material general policy or directive of the Company, its subsidiaries or affiliates;

            Conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or any felony of any nature whatsoever;

            Giving or accepting undisclosed material commissions or other payments in cash or in kind in connection with the affairs of the clients of the Company, its subsidiaries or affiliates;

            Failure to obtain or maintain any registration, license or other authorization or approval that Employee is required to maintain or that the Company, its subsidiaries or affiliates reasonably believes is required in order for Employee to perform his or her duties, provided, however, that Employee shall be given written notice of any such registration, license or other authorization or approval that he or she is required to obtain and a reasonable period of time to obtain such registration, license, or other authorization or approval;

            Willful failure to execute a directive of the board of directors of the Company or any of its subsidiaries or affiliates, the Executive Committee of any of the Company's subsidiaries or affiliates, or Employee's supervisor (unless such directive would result in the commission of an act which is illegal or unethical) or commission of an act against the directive of such Board, such Executive Committee or Employee's supervisor; or

            Substantial negotiations concerning or acceptance of employment with a competitor of the Company or any of its subsidiaries or affiliates prior to Employee's Termination of Employment.

      (ii) "Disability" means that Employee has commenced receipt of long-term disability benefits under the Company's long-term disability policy as in effect at the date of Employee's termination of employment.

      (iii) A "Forfeiture Event" means and shall be deemed to have occurred if, at any time after the grant of the Restricted Stock including following Employee's Termination of Employment, Employee shall have failed to comply with any of the following conditions. Without the consent in writing of the Board, Employee will not, at any time prior to an applicable Vesting Date, acting alone or in conjunction with others, directly or indirectly (A) render services for any organization or engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor, or director) directly or indirectly, in any business, which is or becomes competitive with the Company, its subsidiaries or affiliates; (B) induce any customer or client of or investor (excluding anyone who is an investor solely as a holder of Common Stock of the Company) in the Company, its subsidiaries or affiliates with whom Employee has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any of its subsidiaries or affiliates, to curtail, limit, or cancel their business with the Company, its subsidiaries or affiliates; (C) induce, or attempt to influence, any employee of the Company, its subsidiaries or affiliates to terminate employment; (D) solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire, or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of the Company or any of its subsidiaries or affiliates; or (E) otherwise fail to comply with the conditions set forth in Section 7.4(a), (b) and (c) of the Plan. However, following Termination, Employee shall be free to purchase stock or other securities of an organization or business so long as (i) Employee does not directly or indirectly participate in the management of such organization or business and
            (ii) it is listed upon a recognized securities exchange or traded over-the-counter and such investment does not represent a greater than five percent equity interest in the organization or business.

      (iv) "Retirement" means retirement after attaining the age at which an Employee's age plus his years of service equals 60, provided, however, that Employee has provided a minimum of five years of service to the Company, its subsidiaries or affiliates. For this purpose, years of service shall be credited for each twelve month period beginning on the date of Employee's commencement of employment with the Company and on each anniversary thereof during which the Employee was in active employment with the Company.

      (v) "Termination of Employment" means the event by which Employee ceases to be employed by the Company, its subsidiaries and affiliates and immediately thereafter is not employed by any other entity included within the Company.

            (d) Evidence of Restricted Stock. Restricted Stock shall be evidenced either (i) by issuance of one or more certificates in the name of Employee or (ii) by an entry on the books of the Company's transfer agent. The Restricted Stock shall bear an appropriate legend referring to the terms, conditions, and Restrictions applicable hereunder in substantially the following form:

      The shares of Common Stock represented by this certificate (the "Shares") have been granted by Jefferies Company, Inc. (the "Company") as Restricted Stock under the Company's 2003 Incentive Compensation Plan (the "2003 Plan") and the Restricted Stock Agreement (the "Agreement"), dated as of [ ], between the registered owner named hereon ("Employee") and the Company. Under the 2003 Plan and the Agreement, copies of which may be examined at the office of the Secretary of the Company, until [ ] (subject to acceleration in certain circumstances), Employee shall not sell, transfer, assign, pledge, margin, or otherwise encumber or dispose of the Shares (except for transfers and forfeitures to the Company), and Employee shall forfeit the Shares upon termination of Employee's employment with the Company and its subsidiaries in certain circumstances. The Shares are subject to certain other terms and conditions set forth in the Agreement.

Unless otherwise determined by the Company, certificates representing Restricted Stock shall remain in the physical custody of the General Counsel of the Company or his designee until such time as all Restrictions have expired. In addition, Restricted Stock shall be subject to such stop-transfer orders and other restrictive measures as the General Counsel of the Company shall deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of the New York Stock Exchange (the "NYSE") or any national securities exchange or automated quotation system on which Common Stock is then listed or quoted, or to implement the Restrictions.

            (e) Dividends and Distributions; Stock Splits. Employee shall be entitled to receive dividends and distributions payable with respect to Restricted Stock if and to the extent that he or she is the record owner of such Restricted Stock on any record date for such a dividend or distribution and he or she has not forfeited such Restricted Stock on or before the payment date for such dividend or distribution, and Restricted Stock shall be subject to any stock split, subject to the following terms and conditions:

      (i) In the event of a cash dividend or distribution on Common Stock which is not a large, special and non-recurring dividend or distribution (as determined by the Board of Directors), such dividend or distribution shall be paid in cash to Employee;

      (ii) In the event of a large, special and non-recurring cash dividend payable on Common Stock, the Company shall retain the amount of such cash dividend and, in lieu of delivery thereof, shall grant to Employee additional shares of Restricted Stock having a fair market value (as determined by the Committee) at the payment date of the dividend or distribution equal to the amount of cash paid as a dividend or distribution on each share of Common Stock multiplied by the number of shares of Employee's Restricted Stock. Such additional Restricted Stock will be subject to the same Restrictions and to such other terms and conditions as applied to the Restricted Stock;

      (iii) In the event of any non-cash dividend or distribution in the form of property other than Common Stock payable on Common Stock (including shares of a subsidiary of the Company distributed in a spin-off), the Company shall retain in its custody the property so distributed in respect of Employee's Restricted Stock, which property will be subject to the same Restrictions and to such other terms and conditions of the 2003 Plan and this Agreement as apply to the Restricted Stock with respect to which such property was distributed, until such time as the Restrictions expire or the Restricted Stock (together with such property) are forfeited. To the greatest extent practicable, such property will be treated the same as such Restricted Stock with respect to which the property was distributed, including in the event of any dividends or distributions paid in respect of such property or with respect to the placement of any legend on certificate(s) or documents representing such property.

      (iv) In the event of a dividend or distribution in the form of Common Stock or split-up of shares, the Common Stock issued or delivered as such dividend or distribution or resulting from such split-up will be deemed to be additional Restricted Stock and will be subject to the same Restrictions and to such other terms and conditions of the 2003 Plan and this Agreement as applied to the Restricted Stock with respect to which such dividend or distribution was paid or which was subject to such split-up.

            (f) Delivery of Certificates. Upon expiration of all Restrictions on any Restricted Stock, the shares previously issued in the name of Employee as such Restricted Stock shall no longer be deemed to be Restricted Stock, and the Company shall, subject to the satisfactory payment of any federal, state or foreign taxes or other amounts referred to in Section 4, below, cause any legend referring to the Restrictions to be removed from the certificate(s) representing such shares and shall deliver such certificate(s) (together with any property resulting from Section 3(e)(iii)) to Employee.

            (g) Stock Powers. Employee shall deliver to the General Counsel of the Company, at the time of execution of this Agreement and/or at such other time or times as the General Counsel may request, one or more executed stock powers, in the form attached hereto as Exhibit A or such other form as may be specified by the General Counsel, authorizing the transfer of the Restricted Stock to the Company upon forfeiture, and Employee shall take such other steps or perform such other actions as may be requested by the General Counsel to effect the transfer of any forfeited Restricted Stock (together with any property resulting from Section 3(e)(iii)) to the Company.

      4. TAX WITHHOLDING. Employee shall make arrangements satisfactory to the Company, or, in the absence of such arrangements, the Company and any subsidiary may deduct from any payment to be made to Employee any amount necessary, to satisfy requirements of federal, state, local, or foreign tax law to withhold taxes or other amounts with respect to the grant of the Restricted Stock or the expiration of the Restrictions applicable to the Restricted Stock (and any property resulting from Section 3(e)(iii)). In the event that Employee files, under Section 83(b) of the Code, an election to be taxed on his receipt of Restricted Stock as the receipt of ordinary income at the date of grant of the Restricted Stock, Employee shall at the time of such filing notify the Company of the making of such election and furnish a copy of the notice to the Company. Unless Employee has made separate arrangements satisfactory to the Company, the Company may elect to withhold shares deliverable in settlement of the Restricted Stock grant having a fair market value (as determined by the Committee) equal to the amount of such tax liability required to be withheld in connection with the grant of the Restricted Stock or the expiration of the Restrictions applicable to the Restricted Stock, but the Company shall not be obligated to withhold such shares.

      5. LEGAL COMPLIANCE. Employee agrees to take any action the Company reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the NYSE, the National Association of Securities Dealers, Inc., or any other stock exchange, or any other obligation of the Company or Employee relating to the Restricted Stock or this Agreement.

      6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.

      7. MISCELLANEOUS. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. This Agreement and the 2003 Plan constitute the entire agreement between the parties with respect to the Restricted Stock, and supersede any prior agreements or documents with respect thereto. No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially impair the rights of Employee with respect to the Restricted Stock shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the

Company and by Employee. Neither the Restricted Stock nor the granting thereof shall constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company or any subsidiary for any period of time, or at any particular rate of compensation. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

            The Employee hereby acknowledges that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable. The Employee hereby further acknowledges that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the Employee agrees that if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Employee:                                       JEFFERIES GROUP, INC.

______________________________                  By:  ___________________________
Name
Social Sec. No.

Address:

                                   STOCK POWER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Jefferies Group, Inc. [number] shares of Common Stock, $0.0001 par value per share, of Jefferies Group, Inc., a Delaware corporation (the "Corporation"), registered in the name of the undersigned on the books and records of the Corporation, and does hereby irrevocably constitute and appoint Lloyd H. Feller and Judith O. Kester, and each of them, attorneys, to transfer the Common Stock on the books of the Corporation, with full power of substitution in the premises.

                     __________________________________________________________
                     (Signature should be in exact form as on Stock certificate)

                     __________________________________________________________
                     Date